BCB Bancorp, Inc., Announces Quarterly Earnings (Unaudited), Increase in Quarterly Cash Dividend

BAYONNE, N.J. - April 24, 2007 - BCB Bancorp, Inc., Bayonne, NJ (NASDAQ: BCBP) announced net earnings of $1.26 million for the quarter ended March 31, 2007 compared to $1.33 million for the quarter ended March 31, 2006. Basic and diluted earnings per share were both $0.25 for the three months ended March 31, 2007 as compared to $0.27 and $0.26 per share, respectively, for the three months ended March 31, 2006. The weighted average number of common shares outstanding for the three months ended March 31, 2007 for basic and diluted earnings per share calculation purposes was 5,006,000 and 5,136,000 respectively. The weighted average number of common shares outstanding for the three months ended March 31, 2006 for basic and diluted earnings per share calculation purposes was 5,002,000 and 5,159,000 respectively.

As of March 31, 2007 total assets increased by $6.8 million or 1.3% to $517.6 million from $510.8 million at December 31, 2006. Total cash and cash equivalents increased by $9.9 million or 38.4% to $35.7 million at March 31, 2007 from $25.8 million at December 31, 2006. Loans receivable decreased by $1.9 million or 0.6% to $316.2 million at March 31, 2007 from $318.1 million at December 31, 2006. Securities held-to-maturity decreased by $1.0 million or 0.7% to $147.7 million at March 31, 2007 from $148.7 million at December 31, 2006. Deposits increased by $5.8 million or 1.5% to $388.5 million at March 31, 2007 from $382.7 million at December 31, 2006. Total stockholders' equity increased by $497,000 or 1.0% to $52.5 million at March 31, 2007 from $52.0 million at December 31, 2006 reflecting net income of $1.26 million and $42,000 from the exercise of stock options, partially offset by a $457,000 decrease due to the repurchase of 26,438 shares of common stock and the payment of a quarterly cash dividend totaling $351,000.

Net income decreased by $66,000 or 5.0% to $1.26 million for the three months ended March 31, 2007 from $1.33 million for the three months ended March 31, 2006. The decrease in net income primarily reflects decreases in net interest income, and non-interest income, and an increase in non-interest expense; partially offset by decreases in the provision for loan losses and income taxes. Net interest income decreased by $239,000 or 5.4% to $4.2 million for the three months ended March 31, 2007 from $4.4 million for the three months ended March 31, 2006. This decrease resulted primarily from a decrease in the net interest margin to 3.35% for the three months ended March 31, 2007 from 3.82% for the three months ended March 31, 2006, as the cost of interest bearing liabilities increased at a more rapid pace than the yield on interest earning assets, reflecting the effects of the inverted yield curve. The cost of interest bearing liabilities increased by seventy-six basis points to 3.69% for the three months ended March 31, 2007 from 2.93% for the three months ended March 31, 2006. This was partially offset by an increase in average interest earning assets of $36.3 million or 7.8% to $500.3 million for the three months ended March 31, 2007 from

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$464.0 million for the three months ended March 31, 2006, and an increase in the yield on interest earning assets to 6.47% for the three months ended March 31, 2007 from 6.32% for the three months ended March 31, 2006.

Donald Mindiak President & CEO commented that, "while net income decreased marginally due to a decrease in the net interest margin during the first quarter, our Company continues to grow the balance sheet while maintaining a high level of asset quality. On a linked quarter basis interest expense was lower during the first quarter of 2007 than the fourth quarter of 2006 and this trend is anticipated to continue. With a loan pipeline of over $40.0 million as of March 31, 2007, once these loans close, interest income is expected to increase. During the quarter we changed the name of our subsidiary bank to BCB Community Bank reflecting our desire to serve the areas adjacent to Bayonne, New Jersey.

I am pleased to announce that the Board of Directors has increased the cash dividend to $0.08/share for the first quarter. This 14.3% increase in our cash dividend from last quarter as well as the continuation of our stock repurchase plan reflects of the Board's resolve to implement initiatives that have the capacity to increase shareholder and franchise value. The cash dividend will be paid on May 15, 2007 to shareholders of record on April 24, 2007."

BCB Community Bank presently operates three offices located in Bayonne, New Jersey.

This discussion, and other written material, and statements management may make, may contain certain forward-looking statements regarding the Company's prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the FDIC or the Securities and Exchange Commission from time to time. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identified by the use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "may," "will," "should," "could," "predicts," "forecasts," "potential," or "continue" or similar terms or the negative of these terms. The Company's ability to predict results or the actual effects of its plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation;

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changes  in  monetary  and fiscal  policies  of the  United  States  Government, including policies of the United States Treasury and Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, loan, deposit, and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company's operations, pricing and services.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this discussion. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

PART I.  FINANCIAL INFORMATION
ITEM I.  FINANCIAL STATEMENT

                         BCB BANCORP INC. AND SUBSIDIARY
                Consolidated Statements of Financial Condition at
                      March 31, 2007 and December 31, 2006
                                   (Unaudited)
                      (in thousands except for share data)

                                                                    At                        At
                                                                31-Mar-07                  31-Dec-06
                                                               ----------                 -----------
ASSETS

Cash and amounts due from depository institutions....            $  2,846                 $  63,400
Interest-earning deposits............................              32,850                    22,437
                                                                ---------                 ---------
   Total cash and cash equivalents...................              35,696                    25,837
                                                                ---------                 ---------
Securities held to maturity..........................             147,737                   148,672
Loans held for sale..................................               3,003                     2,976
Loans receivable, net................................             316,187                   318,130
Premises and equipment...............................               6,104                     5,885
Federal Home Loan Bank of New York stock.............               3,724                     3,724
Interest receivable, net.............................               3,120                     3,697
Deferred income taxes................................               1,239                     1,238
Other assets.........................................                 775                       676
                                                                ---------                 ---------
    Total assets.....................................             517,585                   510,835
                                                                =========                 =========
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits.............................................             388,487                   382,747
Long-term Debt.......................................              74,124                    74,124
Other Liabilities....................................               2,514                     2,001
                                                                ---------                 ---------
    Total Liabilities................................             465,125                   458,872
                                                                ---------                 ---------
STOCKHOLDERS' EQUITY
Common stock, stated value $0.06
10,000,000 shares authorized; 5,068,331 and 5,063,432 shares,
respectively, issued.................................                 324                       324
Additional paid-in capital...........................              45,674                    45,632
Treasury stock, at cost, 81,731 and 55,293 shares,
respectively.........................................              (1,316)                     (859)
Retained Earnings....................................               7,778                     6,866
                                                                ---------                 ---------
    Total stockholders' equity.......................              52,460                    51,963
                                                                ---------                 ---------
     Total liabilities and stockholders' equity......           $ 517,585                 $ 510,835
                                                                =========                 =========

     See accompanying notes to consolidated financial statements.

                         BCB BANCORP INC. AND SUBSIDIARY
                        Consolidated Statements of Income
                           For the three months ended
                             March 31, 2007 and 2006
                                   (Unaudited)
                    ( in thousands except for per share data)


                                                                         Three Months Ended
                                                                               March 31,
                                                               -----------------------------------------
                                                                   2007                        2006
                                                               -----------------------------------------
Interest income:
  Loans................................................            $   5,756                    $ 5,342
  Securities...........................................                2,044                      1,816
  Other interest-earning assets........................                  288                        175
                                                                   ---------                   --------
     Total interest income.............................                8,088                      7,333
                                                                   ---------                   --------
Interest expense:
  Deposits:
     Demand ...........................................                  183                         82
     Savings and club..................................                  520                        813
     Certificates of deposit...........................                2,361                      1,515
                                                                   ---------                   --------
                                                                       3,064                      2,410
                                                                   ---------                   --------
     Borrowed money....................................                  832                        492
                                                                   ---------                   --------
       Total interest expense..........................                3,896                      2,902
                                                                   ---------                   --------
Net interest income....................................                4,192                      4,431
Provision for loan losses..............................                    -                        250
                                                                   ---------                   --------
Net interest income, after provision for loan losses...                4,192                      4,181
                                                                   ---------                   --------
Non-interest income:
   Fees and service charges............................                  141                        155
   Gain on sales of loans originated for sale..........                  121                        136
   Other...............................................                    8                          7
                                                                   ---------                   --------
      Total non-interest income........................                  270                        298
                                                                   ---------                   --------
Non-interest expense:
   Salaries and employee benefits......................                1,334                      1,299
   Occupancy expense of premises.......................                  235                        218
   Equipment...........................................                  433                        450
   Advertising.........................................                   95                         61
   Other...............................................                  380                        333
                                                                   ---------                   --------
      Total non-interest expense.......................                2,477                      2,361
                                                                   ---------                   --------
Income before income tax provision.....................                1,985                      2,118
Income tax provision...................................                  722                        789
                                                                   ---------                   --------
Net Income.............................................              $ 1,263                    $ 1,329
                                                                   =========                   ========
Net Income per common share-basic and diluted
            basic......................................               $ 0.25                     $ 0.27
                                                                   =========                   ========
            diluted....................................               $ 0.25                     $ 0.26
                                                                   =========                   ========
Weighted average number of common shares outstanding-
            basic......................................                5,006                      5,002
                                                                   =========                   ========
            diluted....................................                5,136                      5,159
                                                                   =========                   ========

     See accompanying notes to consolidated financial statements.

                         BCB BANCORP INC. AND SUBSIDIARY
            Consolidated Statement of Changes in Stockholders' Equity
                    For the three months ended March 31, 2007
                                   (Unaudited)
                                 ( in thousands)


                                                               Additional       Treasury      Retained
                                             Common Stock   Paid-In Capital      Stock        Earnings            Total
                                             ------------   ---------------     -------       --------           -------
Balance,  December 31, 2006.............          $ 324         $ 45,632         $ (859)     $ 6,866           $ 51,963

Exercise of Stock Options...............              -               42              -            -                 42

Treasury Stock Purchases................              -                            (457)           -               (457)

Cash dividend ($0.07per share) declared.              -                -                        (351)              (351)

Net income for the three months ended
     March 31, 2007.....................              -                -              -        1,263              1,263

Balance, March 31, 2007.................          $ 324         $ 45,674        $ (1,316)    $ 7,778           $ 52,460



     See accompanying notes to consolidated financial statements.

                                  BCB BANCORP INC. AND SUBSIDIARY
                                  Consolidated Statements of Cash Flows
                                          For the three months ended
                                        March 31, 2007 and 2006
                                          (Unaudited)
                                                 ( in thousands)

                                                                                             Three Months Ended
                                                                                                  March  31,
                                                                                      -----------------------------------
                                                                                         2007                      2006
                                                                                      -----------------------------------
Cash flows from operating activities :
   Net Income..............................................                             $ 1,263                   $ 1,329
   Adjustments to reconcile net income to net cash provided
      by operating activities:
         Depreciation......................................                                  88                        85
         Amortization and accretion, net...................                                (168)                     (145)
         Provision for loan losses.........................                                   -                       250
         Stock-based compensation..........................                                   -                        20
         Deferred income tax...............................                                  (1)                      (54)
         Loans originated for sale.........................                              (6,014)                   (6,818)
         Proceeds from sale of loans originated for sale...                               6,108                     6,510
         (Gain) on sale of loans originated for sale.......                                (121)                     (136)
         Decrease in interest receivable...................                                 577                       160
         Decrease in subscriptions receivable..............                                   -                     2,353
         (Increase) Decrease in other assets...............                                 (99)                      476
         (Decrease) Increase in accrued interest payable...                                  (2)                       61
         Increase in other liabilities.....................                                  515                       346
                                                                                        --------                   --------
                Net cash provided by operating activities..                                2,146                     4,437
                                                                                        --------                   --------
Cash flows from investing activities:
      Proceeds from maturation of security held to maturity.                                   -                     5,000
      Purchases of security held to maturity................                                   -                    (7,500)
      Proceeds from repayments on securities held to maturity                                938                     1,311
      Net decrease(increase) in loans receivable............                               2,108                   (24,227)
      Additions to premises and equipment...................                                (307)                      (19)
                                                                                        --------                   --------
             Net cash (used in) investing activities........                               2,739                    (25,435)
                                                                                        --------                   --------
Cash flows from financing activities:
      Net increase in deposits..............................                               5,740                    14,741
      Purchases of treasury stock...........................                                (457)                      (24)
      Cash dividend paid....................................                                (351)                       40
      Exercise of stock options.............................                                  42                         (9)
                                                                                        --------                   --------
             Net cash provided by financing activities......                               4,974                    14,748
                                                                                        --------                   --------
Net increase in cash and cash equivalents...................                               9,859                    (6,250)
Cash and cash equivalents-begininng.........................                              25,837                    25,147
                                                                                        --------                   --------
Cash and cash equivalents-ending............................                            $ 35,696                   $18,897
                                                                                        ========                   ========
Supplemental disclosure of cash flow information:
      Cash paid during the year for:
         Income taxes.......................................                               $ 138                       $ -

         Interest...........................................                               3,898                     2,841

     See accompanying notes to consolidated financial statements.